Exhibit 3.351
MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH
BUREAU OF COMMERCIAL SERVICES
Date Received           (FOR BUREAU USE ONLY)
MAR 21, 2005

This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.
517-663-2525 Ref # 50801
Attn: Cheryl J. Bixby
MICHIGAN RUNNER SERVICE
P.O. Box 266
Eaton Rapids, MI 48827
FILED
MAR 21 2005
Administrator
BUREAU OF COMMERCIAL SERVICES
EFFECTIVE DATE
Document will be returned to the name and address you enter above.
If left blank document will be mailed to the registered office.
ARTICLES OF ORGANIZATION
For use by Domestic Limited Liability Companies
(Please read information and instructions on last page)          B 4283U
     Pursuant to the provisions of Act 23, Public Acts of 1993, the undersigned execute the following Articles:
ARTICLE I
The name of the limited liability company is: C & C Expanded Sanitary Landfill, LLC
ARTICLE II
The purpose or purposes for which the limited liability company is formed is to angage in any activity within the purposes for which a limited liability company may be formed under the Limited Liability Company Act of Michigan.
     non-hazardous solid waste management
ARTICLE III
The duration of the limited liability company if other than perpetual is:
ARTICLE IV

1.	The street address of the location of the registered office is:

	30600 Telegraph Road	Bingham Farms	, Michigan	48025

	(Street Address)	(City)		(ZIP Code)

2.	The mailing address of the registered office if different than above:

, Michigan

	(Street Address or P.O. Box)	(City)		(ZIP Code)

3.	The name of the resident agent at the registered office is: The Corporation Company
ARTICLE V (Insert any desired additional provision authorized by the Act: attach additional pages if needed.)

Signed this 18th day of March, 2005

By	/s/ Jo Lynn White

(Signature(s) of Organizor(s))

Jo Lynn White, Secretary

(Type or Print Name(s) of Organizor(s))